As filed with the Securities and Exchange Commission on July 25, 2019.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ProSight Global, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	35-2405664

(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

412 Mt. Kemble Avenue, Suite 300
Morristown, NJ	07960

(Address of Principal Executive Offices)	(Zip Code)

ProSight Global, Inc. 2019 Equity Incentive Plan
ProSight Global, Inc. 2019 Employee Stock Purchase Plan
(Full Title of Plans)

Lawrence Hannon

President and Chief Executive Officer

ProSight Global, Inc.

412 Mt. Kemble Avenue

Suite 300

Morristown, NJ 07960

(973) 532-1900

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Robert G. DeLaMater C. Andrew Gerlach William D. Torchiana Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	Frank D. Papalia Chief Legal Officer ProSight Global, Inc. 412 Mt. Kemble Avenue Suite 300 Morristown, NJ 07960 (973) 532-1900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.01 per share, under the ProSight Global, Inc. 2019 Equity Incentive Plan	4,500,000	$14.00	$63,000,000	$7,635.60
Common Stock, par value $0.01 per share, under the ProSight Global, Inc. 2019 Employee Stock Purchase Plan	1,000,000	$14.00	$14,000,000	$1,696.80
Total	5,500,000	$14.00	$77,000,000	$9,332.40
(1)	Any additional shares of common stock of ProSight Global, Inc. to be issued as a result of stock dividends, stock splits or similar transactions shall be covered by this Registration Statement as provided in Rule 416(a) under the Securities Act of 1933, as amended.
(2)	Calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, which is based on the initial public offering price of ProSight Global, Inc.’s common stock as set forth in ProSight Global, Inc.’s Prospectus filed with the Securities and Exchange Commission on July 25, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(A) PROSPECTUS

The documents containing information specified by Part I of Form S-8 will be sent or given to participants in the ProSight Global, Inc. 2019 Equity Incentive Plan and the ProSight Global, Inc. 2019 Employee Stock Purchase Plan (collectively, the “Plans”), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference

The following documents that ProSight Global, Inc. (the “Company”) has filed with the Commission under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference into this Registration Statement:

•	The Company’s prospectus filed with the Commission on July 25, 2019, pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-232440), which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed; and

•	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38996) filed with the Commission on July 22, 2019 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is, or is deemed to be incorporated, by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

No document or information deemed to be furnished and not filed in accordance with the rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Company is incorporated under the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits a corporation to indemnify such persons against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where a present or former director or officer is successful in the defense of such an action, suit or proceeding referenced above, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon, in the case of a current officer or director, receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The DGCL provides that the indemnification described above is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s amended and restated certificate of incorporation provides for indemnification by the Company of its directors and officers to the fullest extent permitted by the DGCL.

In accordance with Section 102(b)(7) of the DGCL, the Company’s amended and restated certificate of incorporation contains a provision to limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. Policies of insurance are maintained by the Company under which its directors and officers are insured, within the limits and subject to the terms of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers.

The foregoing statements are subject to the detailed provisions of the DGCL and the full text of the Company’s amended and restated certificate of incorporation, which is filed as Exhibit 3.3 hereto.

The Company intends to enter into separate indemnification agreements with each of its directors and officers that will provide, subject to their terms, the maximum indemnity allowed to directors and officers by Section 145 of the DGCL and certain additional procedural protections.

The proposed form of underwriting agreement filed as Exhibit 1.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-232440) provides that the underwriters are obligated under certain circumstances to indemnify the Company’s directors, officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Amended and Restated Certificate of Incorporation of ProSight Global, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1, as amended (File No. 333-232440))

4.2	Form of Amended and Restated Bylaws of ProSight Global, Inc. (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1, as amended (File No. 333-232440))

5.1	Opinion of Sullivan & Cromwell LLP*

10.1	ProSight Global, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1, as amended (File No. 333-232440))

10.2	ProSight Global, Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1, as amended (File No. 333-232440))

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)*

23.2	Consent of Ernst & Young LLP*

24.1	Power of Attorney (set forth on signature page)*

* Filed herewith.

Item 9.	Undertakings

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Morristown, New Jersey on July 25, 2019.

ProSight Global, Inc.

By:	/s/ Lawrence Hannon
Name:	Lawrence Hannon
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

The undersigned officers and directors do hereby constitute and appoint Lawrence Hannon and Frank D. Papalia, and any of them, with full power of substitution and re-substitution, as our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, any of us, in the capacities indicated below, any and all amendments hereto (including post-effective amendments); and we do hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Lawrence Hannon	President and Chief Executive Officer (Principal Executive Officer)	July 25, 2019
Lawrence Hannon

/s/ Anthony S. Piszel	Chief Financial Officer (Principal Financial and Accounting Officer)	July 25, 2019
Anthony S. Piszel

/s/ Joseph J. Beneducci	Executive Chairman	July 25, 2019
Joseph J. Beneducci

/s/ Anthony Arnold	Director	July 25, 2019
Anthony Arnold

/s/ Eric Leathers	Director	July 25, 2019
Eric Leathers

/s/ Sumit Rajpal	Director	July 25, 2019
Sumit Rajpal

/s/ Bruce W. Schnitzer	Director	July 25, 2019
Bruce W. Schnitzer

/s/ Richard P. Schifter	Director	July 25, 2019
Richard P. Schifter

/s/ Clement S. Dwyer	Director	July 25, 2019
Clement S. Dwyer

/s/ Steven Carlsen	Director	July 25, 2019
Steven Carlsen

/s/ Otha T. Spriggs, III	Director	July 25, 2019
Otha T. Spriggs, III

/s/ Sheila Hooda	Director	July 25, 2019
Sheila Hooda